Exhibit 10.4

GUARANTEE

GUARANTEE (the "Guarantee"), dated as of July 18, 2025, by the Guarantors (as defined below) in favor of the Purchasers (as defined below).

WHEREAS, DevvStream Corp., a company organized under the laws of Alberta, Canada (the "Borrower"), is the holder of certain equity interests of the Guarantors; and

WHEREAS, pursuant to that certain Security Agreement (defined below), the Borrower is pledging 100% of its equity interests in each Guarantor in favor of the Purchasers as Collateral (as defined therein);

WHEREAS, (a) the Borrower and the purchasers parties thereto (the “Purchasers”) have entered into that certain Securities Purchase Agreement, dated as of the date hereof (as amended and in effect from time to time, the "SPA"); (b) the Borrower has agreed to issue to the Purchasers convertible promissory notes (as amended and in effect from time to time, each, individually, a "Note" and collectively, the “Notes”) subject to the terms of the SPA; and (c) the Borrower and the Purchasers are parties to that certain Security Agreement dated as of the date hereof (as amended and in effect from time to time, the "Security Agreement");

WHEREAS, the Borrower and the Guarantors are members of a group of related entities, the success of any one of which is dependent in part on the success of the other members of such group;

WHEREAS, the Guarantors expect to receive substantial direct and indirect benefits from the transactions contemplated by the SPA and the Notes (including, without limitation, the extensions of credit to the Borrower by the Purchasers pursuant to the SPA and the Notes) (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the Purchasers’ willingness to enter into the SPA and purchase the Notes and make the loans to the Borrower thereunder that the Guarantors execute and deliver to the Purchasers a guaranty substantially in the form hereof; and

WHEREAS, the Guarantors wish to jointly and severally guaranty the Borrower's obligations to the Purchasers under or with respect to the SPA, the Notes and the other Transaction Documents (as such term is defined in the SPA) as provided herein;

NOW, THEREFORE, the Guarantors hereby agree with the Purchasers as follows:

1.          Definitions.  The term (a) "Obligations" means, collectively, all debts, liabilities and obligations (including, without limitation, any expenses, costs and charges incurred by or on behalf of the Purchasers in connection with any Transaction Document), present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Borrower or the Guarantors to the Purchasers in any currency, under, in connection with or pursuant to any Transaction Document (including, without limitation, this Guarantee), and whether incurred by the Borrower, the Guarantors individually or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style; (b) "Transaction Documents" means, collectively, this Guarantee and the "Transaction Documents" as defined in the SPA; and (c) “Guarantors” means DevvStream Holdings Inc., DevvStream Inc., and DevvESG Streaming Finco Ltd. (individually, each a “Guarantor”).  All other capitalized terms used herein without definition shall have the respective meanings provided therefor in the SPA.

2.          Guarantee of Payment and Performance.  The Guarantors hereby jointly and severally guarantee to the Purchasers the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations, including all such payments which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code in a bankruptcy or other insolvency proceeding of the Borrower.  This Guarantee is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Purchasers first attempt to collect any of the Obligations from the Borrower or any other Person or resort to any collateral security or other means of obtaining payment.  Should the Borrower default in the payment or performance of any of the Obligations, the joint and several obligations of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Purchasers, become immediately due and payable to the Purchasers.  Payments by the Guarantors hereunder may be required by the Purchasers on any number of occasions.  All payments by the Guarantors hereunder shall be made to the Purchasers, in the manner and at the place of payment specified therefor in the Notes, for the account of the Purchasers.  The Guarantors shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantors are compelled by law to make such deduction or withholding.  If any such obligation is imposed upon the Guarantors with respect to any amount payable by it hereunder, the Guarantors will pay to the Purchasers on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Purchasers to receive the same net amount which the Purchasers would have received on such due date had no such obligation been imposed upon the Guarantors.  The Guarantors will deliver promptly to the Purchasers certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantors hereunder.  The obligations of the Guarantors under this paragraph shall survive the payment in full of the Obligations and termination of this Guarantee.

3.           Guarantors’ Agreement to Pay Enforcement Costs, etc.  The Guarantors further agree, as the principal obligors and not as guarantors only, to pay to the Purchasers, on demand, all out-of-pocket costs and reasonable expenses (including court costs and legal reasonable expenses) incurred or expended by the Purchasers in connection with the collection of the Obligations, this Guarantee and the enforcement thereof, together with interest on amounts recoverable under this §3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Notes, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

4.           Waivers by Guarantors; Purchasers' Freedom to Act.  The Guarantors agree that the Obligations will be paid and performed strictly in accordance with their respective terms to the maximum extent permitted by applicable law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Purchasers with respect thereto.  The Guarantors waive promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally.  Without limiting the generality of the foregoing, the Guarantors agree to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agree that the joint and several obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Purchasers to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the SPA, the Notes, the other Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (e) the adequacy of any rights which the Purchasers may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Purchasers might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; (g) any lack of enforceability of the SPA, the Notes, the other Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; or (h) any other act or omission which might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a release or discharge of the Guarantors, all of which may be done without notice to the Guarantors.  To the fullest extent permitted by law, the Guarantors hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law which would otherwise prevent the Purchasers from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantors before or after the Purchasers' commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Purchasers.

5.           Subrogation; Subordination.

5.1.       Waiver of Rights Against Borrower.  Until the final payment and performance in full of all of the Obligations, the Guarantors shall not exercise, and the Guarantors hereby waive, any rights against the Borrower arising as a result of payment by the Guarantors hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Purchasers in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantors will not claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of the Guarantors to the Borrower; and the Guarantors waive any benefit of and any right to participate in any collateral security which may be held by the Purchasers.

5.2.        Subordination.  The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to the Guarantors by the Borrower are hereby subordinated to the prior payment in full of all of the Obligations.  The Guarantors agree that, after the occurrence and during the continuance of any default in the payment of any of the Obligations or upon the occurrence and continuation of any other Event of Default, the Guarantors will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to the Guarantors until all of the Obligations shall have been paid in full.  If, notwithstanding the foregoing sentence, the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantors as trustees for the Purchasers and be paid over to the Purchasers on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee.

5.3.      Provisions Supplemental.  The provisions of this §6 shall be supplemental to and not in derogation of any rights and remedies of the Purchasers under any separate subordination agreement which the Purchasers may at any time and from time to time enter into with the Guarantors.

6.          Security; Setoff.  The Guarantors grant to the Purchasers, as security for the full and punctual payment and performance of all of the Guarantors’ obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantors now or hereafter held by the Purchasers and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Purchasers to the Guarantors or subject to withdrawal by the Guarantors.  Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, the Purchasers are hereby authorized at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantors under this Guarantee, whether or not the Purchasers shall have made any demand under this Guarantee and although such obligations may be contingent or unmatured.

7.          Further Assurances.  The Guarantors agree that it will from time to time, at the request of the Purchasers, do all such things and execute all such documents as the Purchasers may reasonably request and consider necessary or desirable to give full effect to this Guarantee and to perfect and preserve the rights and powers of the Purchasers hereunder.  The Guarantors acknowledge and confirms that the Guarantors themselves have established their own adequate means of obtaining from the Borrower on a continuing basis all information desired by the Guarantors concerning the financial condition of the Borrower and that the Guarantors will look to the Borrower and not to the Purchasers in order for the Guarantors to keep adequately informed of changes in the Borrower's financial condition.

8.          Termination; Reinstatement.  This Guarantee shall remain in full force and effect until the Purchasers are given written notice of the Guarantors’ intention to discontinue this Guarantee with respect to the Guarantors, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations.  No such notice shall be effective unless received by the Purchasers at the address of Purchasers for notices set forth in the SPA.  No such notice shall affect any rights of the Purchasers hereunder, including without limitation the rights set forth in §§4 and 6, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt.  This Guarantee shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Purchasers upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

9.         Successors and Assigns.  This Guarantee shall be binding upon the Guarantors, their successors and assigns, and shall inure to the benefit of the Purchasers and their successors, transferees and assigns.  Without limiting the generality of the foregoing sentence, the Purchasers may assign or otherwise transfer any Transaction Document or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Purchasers herein, all in accordance with, and subject to, the SPA and the Notes.  The Guarantors may not assign any of their obligations hereunder.

10.        Amendments and Waivers.  No amendment or waiver of any provision of this Guarantee nor consent to any departure by the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Purchasers.  No failure on the part of the Purchasers to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

11.         Notices.  All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when made or given in accordance with the procedures set forth in the SPA and addressed as follows:  if to the Guarantors, at the address set forth beneath its signature hereto, and if to the Purchasers, at the address for notices to the Purchasers set forth in the SPA, or at such address as either party may designate in writing to the other.

12.        Governing Law; Consent to Jurisdiction.  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.  The Guarantors agree that any suit for the enforcement of this Guarantee may be brought in the courts of the STATE OF NEW YORK sitting in the Borough of Manhattan or, to the extent permitted by applicable law, any federal court for the Southern District of New York (and appellate courts thereof) and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantors by mail at the address specified by reference in §12.  The Guarantors hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

13.        Waiver of Jury Trial.  THE GUARANTORS HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTEE, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS.  Except as prohibited by law, the Guarantors hereby waive any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  The Guarantors (i) certify that neither the Purchasers nor any representative, agent or attorney of the Purchasers have represented, expressly or otherwise, that the Purchasers would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the SPA, the Notes and the other Transaction Documents to which the Purchasers are a party, the Purchasers are relying upon, among other things, the waivers and certifications contained in this §14.

14.         Miscellaneous.  This Guarantee constitutes the entire agreement of the Guarantors with respect to the matters set forth herein.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guarantee shall be in addition to any other guaranty of or collateral security for any of the Obligations.  The invalidity or unenforceability of any one or more sections of this Guarantee shall not affect the validity or enforceability of its remaining provisions.  Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this Guarantee shall be equally applicable to the singular and plural forms of the terms defined.

15.        Effectiveness.  Delivery of an executed signature page of this Guarantee by facsimile transmission, by email with a PDF attachment or by any other electronic means complying with the U.S. federal ESIGN Act of 2000, as amended (e.g., www.docusign.com), shall be effective as delivery of a manually executed counterpart hereof.  This Guarantee and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

IN WITNESS WHEREOF, the Guarantors have caused this Guarantee to be executed and delivered as of the date first above written.

DEVVSTREAM HOLDINGS INC.

By:	/s/ Sunny Trinh
Name: Sunny Trinh
Title: Chief Executive Officer

DEVVSTREAM INC.

By:	/s/ Sunny Trinh
Name: Sunny Trinh
Title: Chief Executive Officer

DEVVESG STREAMING FINCO LTD.

By:	/s/ Sunny Trinh
Name: Sunny Trinh
Title: Chief Executive Officer

[Signature Page to Subsidiary Guarantee]